SunAmerica Equity Funds NSAR

Item 77I - SunAmerica Equity Funds

On October 1, 2014, the Board of Trustees of the Registrant, approved the establishment and designation of Class W Shares of the SunAmerica International Dividend Strategy Fund. The inception date of the
Class W Shares was January 29, 2015. A description of the terms of the additional class is hereby incorporated by reference to Post-Effective Amendment No. 65 to the Registration Statement on
Form N-1A of SunAmerica Equity Funds (File No. 033-08021) filed on January 28, 2015 (SEC Accession No. 0001193125-15-023883).